Brighthouse Life Insurance Company
(“Brighthouse Financial”)	Regular mail:
Home Office Address (no correspondence):	Brighthouse Financial
1209 Orange Street, Wilmington, DE 19801	P.O. Box 4365
Clinton, IA 52733-4365

Brighthouse Shield Level Pay Plus® II Annuity	Express mail only:
Application for Individual Single Premium Deferred Annuity	Brighthouse Financial
ATTN: 4365 – Life & Annuity MR-1
All sections are required unless otherwise indicated.	1315 19th Ave NW
Clinton, IA 52732-2752

 1. Annuitant Information Annuitant will be the Owner unless the Owner Information section is completed.

First Name:	Date of Birth:

Middle Name:	Country of Citizenship:

Last Name:	Country of Legal Residency:

Street Address:	Relationship to Owner:

City:	Email Address:

State: Zip:	Phone Number:

Social Security Number:	☐ Male ☐ Female

 2. Owner Information

●	Complete if the Owner is different than the Annuitant. Correspondence is sent to the Owner.
●	If Owner is a Trust, complete the Trustee Certification form.
●	Unless otherwise permitted by the Internal Revenue Code, the Owner and Annuitant of this Contract must be the same individual for all IRA plan types except IRAs held by a custodian.

First/Entity Name:

Middle Name:	Date of Birth/Trust:

Last Name:	Country of Citizenship:

Street Address:	Country of Legal Residency:

City:	Email Address:

State: Zip:	Phone Number:

Social Security Number/TIN:	☐ Male ☐ Female ☐ Entity

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE VALUE OF THE SHIELD OPTIONS, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

SHIELD2-APP (07/24)	Page 1 of 9	BSLPP2 (07/24)

 3. Joint Owner Information (Optional) Available for Non-Qualified contracts only.

First Name:	Date of Birth:

Middle Name:	Country of Citizenship:

Last Name:	Country of Legal Residency:

Street Address:	Email Address:

City:	Phone Number:

State: Zip:	☐ Male ☐ Female

Social Security Number:

 4. Beneficiary Information

●	The death benefit will be payable to your estate if no designated beneficiary survives you or if you do not name a beneficiary.
●	If all Primary Beneficiaries predecease the Owner, then any surviving Contingent Beneficiaries listed below will be considered Primary Beneficiaries unless we are notified otherwise by the Owner.
●

If Joint Owners are named, upon the death of either Joint Owner, the surviving Joint Owner will be the Primary Beneficiary, and the beneficiaries listed below (whether listed as Primary or Contingent Beneficiaries) will be considered the Contingent Beneficiaries.

●	Either the Relationship to Owner or Social Security Number must be provided for all beneficiaries named.
●	If more than three beneficiaries are named, attach a signed and dated separate sheet.
●	Primary and Contingent Beneficiary percentages must each add up to 100%.

 ☐ Divide proceeds equally among Primary Beneficiaries

 ☐ Divide proceeds equally among Contingent Beneficiaries

Primary Beneficiary	Percentage: %

First/Entity
Name:	Street Address:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

☐ Primary ☐ Contingent (Please check one box.)	Percentage: %
First/Entity	Street Address:
Name:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

(Continued on the next page.)

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☐ Primary ☐ Contingent (Please check one box.)	Percentage: %

First/Entity	Street Address:
Name:

Middle Name:	City:

Last Name:	State: Zip:

SSN/TIN:	Relationship to Owner:

Date of Birth/Trust:	Phone Number:

 5. Plan Type Choose one of the following plan types.

☐ Non-Qualified	☐ Traditional IRA	☐ Roth IRA

 6. Replacements

Do you have any existing life insurance policies or annuity contracts?	☐ Yes ☐ No

Will the proposed annuity replace, discontinue, or change any existing policy or contract?	☐ Yes ☐ No

 If “Yes” to either, ensure that any applicable disclosure and replacement forms are attached.

Replacement includes any surrender, loan, withdrawal, lapse, reduction in or redirection of payments on an annuity or life insurance contract relating to this application.

 7. Single Purchase Payment

●	Please provide the payment type for each incoming fund amount below and total them below.

●	Please make any checks payable to Brighthouse Life Insurance Company.

●	Tax year must be provided for IRA contributions.

●	Estimate total amount for 1035 exchanges, transfers, and rollovers.

●	Minimum total single purchase payment amount: $25,000.

1) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

2) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

3) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

4) $	☐ Payment/Contribution	Tax Year:	☐ Transfer	☐ Rollover	☐ 1035 Exchange

 $          Total Single Purchase Payment Amount

 8. Living Benefit Rider

●	You must choose one of the following versions of the rider.
●	Once elected, may not be changed.
●	Additional charges apply for the rider.

 Guaranteed Lifetime Withdrawal Benefit Rider (Pay Plus Rider)

☐ Pay Plus Market Growth	☐ Pay Plus Market Growth with Rollup

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9. Purchase Payment Allocation

●	This contract does not directly participate in any stock or equity investments.
●	Allocate your Purchase Payment among the Shield Options and Fixed Account below.
●

Indicate the percentage each Shield Option and the Fixed Account (if selected) should receive. Allocations must be in whole percentages and total 100%. You must allocate at least $500 into each selected option.

Cap Rate Shield Options

Term	Shield Rate	Index/Crediting Strategy	Percentage
	Shield 25	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 15	S&P 500® Index	%
6 Year		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 10	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 15	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
3 Year		Nasdaq-100 Index®	%
	Shield 10	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 25	S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%
	Shield 15	S&P 500® Index	%
1 Year		Russell 2000® Index	%
		MSCI EAFE Index	%
	Shield 10	Nasdaq-100 Index®	%
		S&P 500® Index	%
		Russell 2000® Index	%
		MSCI EAFE Index	%
		Nasdaq-100 Index®	%

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Step Rate Shield Options

Term	Shield Rate	Index/Crediting Strategy	Percentage
	Shield 15	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
2 Year		MSCI EAFE Index Step Rate	%
	Shield 10	Nasdaq-100 Index® Step Rate	%
		S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
		Nasdaq-100 Index® Step Rate	%
	Shield 15	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
1 Year		Nasdaq-100 Index® Step Rate	%
	Shield 10	S&P 500® Index Step Rate	%
		Russell 2000® Index Step Rate	%
		MSCI EAFE Index Step Rate	%
		Nasdaq-100 Index® Step Rate	%

Step Rate Edge Shield Options

Term	Shield Rate	Index/Crediting Strategy	Percentage
	Shield 15	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
2 Year		Nasdaq-100 Index® Step Rate Edge	%
	Shield 10	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%
	Shield 15	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%
1 Year	Shield 10	S&P 500® Index Step Rate Edge	%
		Russell 2000® Index Step Rate Edge	%
		MSCI EAFE Index Step Rate Edge	%
		Nasdaq-100 Index® Step Rate Edge	%

Fixed Account
1 Year	Fixed Account	%

TOTAL:	%

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10. Index Disclosure

The S&P 500® is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Brighthouse Financial, Inc. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Brighthouse Financial, Inc. Brighthouse Financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500®.

The Russell 2000® Index is a trademark of Russell Investments and has been licensed for use by affiliates of Brighthouse Financial, Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”). This annuity product is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in this annuity product.

This annuity product is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such products or securities or any index on which such products or securities are based. This annuity product Prospectus contains a more detailed description of the limited relationship MSCI has with affiliates of Brighthouse Financial Inc. including Brighthouse Services, LLC and Brighthouse Life Insurance Company (collectively, “Brighthouse Financial”) and any related products.

Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and NDX® are registered trademarks of Nasdaq, Inc. (which, with its affiliates, is referred to as the “Corporations”) and are licensed for use by Brighthouse Financial, Inc. Brighthouse Financial products have not been passed on by the Corporations as to their legality or suitability and are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THESE PRODUCTS.

11. Notice to Applicant(s)

Before signing this application, please read the warning for the state where you reside and for the state where the annuity contract under which you are applying for coverage was issued.

Alabama: Any person who knowingly presents false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution, fines, or confinement in prison, or any combination thereof.

Arkansas, District of Columbia, Louisiana, Rhode Island and West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

California: For your protection, California law requires the following to appear on this application. Any person who knowingly presents false or fraudulent information to obtain or amend insurance coverage or make a claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in prison.

Colorado: It is unlawful to knowingly provide false, incomplete or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

Florida: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

(Continued on the next page.)

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Kansas: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance may be guilty of insurance fraud as determined by a court of law and may be subject to criminal and civil penalties.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maine, Tennessee, and Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

New Mexico: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND PENALTIES.

Ohio: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submit an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

Oklahoma: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

Oregon: Any person who knowingly presents a materially false statement of claim may be guilty of a criminal offense and may be subject to penalties under state law.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Virginia: ANY PERSON WHO, WITH THE INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT MAY HAVE VIOLATED THE STATE LAW.

All other states: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

12. Client Acknowledgements and Signature(s)

 By signing below, I acknowledge the following:

●	I have read and understand the information above.
●	All information and statements made on all pages of this application are true and correct to the best of my knowledge and belief and made as the basis of this application.
●	I have read the Notice to Applicant(s) above.
●	I have received the Brighthouse Financial Customer Privacy Notice.
●	If this contract is being purchased with monies from an existing Brighthouse Financial Contract, then I have received the Internal Annuity Transfer Disclosure.
●	I understand that there is no additional tax benefit obtained by funding an IRA with an annuity.
●

I understand that I am applying for an index-based product and while the values of the policy may be affected by an external index, the policy does not directly participate in any stock or equity investments.

(Continued on the next page.)

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●	I have received the Annuity Buyer’s Guide if applicable in my state. Please see the Brighthouse Annuity Forms list (“BSL2-RPLDISC”) for states that require the Annuity Buyer’s Guide.
●

I understand that Brighthouse Financial does not guarantee the tax consequences of the annuity (including, but not limited to, whether the IRA or other tax-qualified annuity meets minimum distribution requirements and how much of each income payment is excludable from income as a return of any after-tax contribution), and I should consult with my own tax advisor prior to the purchase of the annuity.

●	PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO A DOLLAR AMOUNT.
●	I have received the current prospectus for the Brighthouse Shield Level Pay Plus II Annuity.
●	I have received the Brighthouse Shield Level Pay Plus II Annuity Fact Card.
●	Minnesota residents only: I have received the Minnesota Brighthouse Shield Level Pay Plus II Annuity Disclosure and separate rate sheets for both the current and minimum guaranteed rates.
●	I confirm receipt of the Pay Plus Rider – Guaranteed Lifetime Withdrawal Benefit (GLWB) Rider Disclosure Form.
●	For Pennsylvania residents only: I confirm receipt of the PA Pay Plus Rider – Guaranteed Lifetime Withdrawal Benefit (GLWB) Supplemental Application form.

U.S. Tax Certification

Under penalties of perjury, I certify that:

1.  The number shown on this form is my correct taxpayer identification number; and

2.  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.  I am a U.S. citizen or other U.S. person; and

4.  The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification Instructions: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. “U.S. citizen” and “U.S. person” are as defined in IRS Form W-9. If you are not a U.S. Citizen or a U.S. person for tax purposes, please cross out item 3 above and complete appropriate IRS documentation such as IRS Form W-8BEN. Item number 4, FATCA Code:  N/A (No FATCA Code Applicable).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature and Title of Owner* (Annuitant unless otherwise noted):	Date signed:

Signature of Joint Owner:	Date signed:

Signature of Annuitant (if different than the Owner):	Date signed:

*If the Owner is an entity, print the name of the Owner representatives and have one or more Owner representatives sign.

State where application is signed:

 (If state of signing is different than the Owner’s residence state, the Nexus form is required.)

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13. Representative Acknowledgements and Signature

By signing below, I certify that:

●	All information provided by the applicant has been truly and accurately recorded.
●	All answers are correct to the best of my knowledge.
●	I have delivered a current prospectus.
●	I have provided the customer with the Brighthouse Financial Consumer Privacy Notice prior to or at the time of application.
●	I have provided the Annuity Buyer’s Guide if applicable. Please see the Brighthouse Annuity Forms list (“BSL2- RPLDISC”) for states that require the Annuity Buyer’s Guide.
●	If this new contract is being purchased with monies from an existing Brighthouse Financial Contract, then I have provided the applicant(s) with the Internal Annuity Transfer Disclosure.
●	I have provided Brighthouse Shield Level Pay Plus II Annuity Fact Card.
●	Minnesota only: I have provided the Minnesota Brighthouse Shield Level Pay Plus II Annuity Disclosure and separate rate sheets for both the current and the minimum guaranteed rates.
●	I delivered the Pay Plus Rider – Guaranteed Lifetime Withdrawal Benefit (GLWB) Rider Disclosure Form.
●	Pennsylvania residents only: I provided the PA Pay Plus Rider – Guaranteed Lifetime Withdrawal Benefit (GLWB) Supplemental Application form.

Does the applicant have any existing life insurance policies or annuity contracts?      ☐ Yes ☐ No

Will the proposed annuity replace, discontinue, or change any existing policy or contract?   ☐ Yes ☐ No

If “Yes” to either, ensure that any applicable disclosure and replacement forms are attached.

  Primary Representative

First Name:	National Producer Number (NPN):

Middle Name:	State License I.D. Number:

Last Name:	Client Account Number:

Name of Firm:	Commission Percentage: %

Business Phone:

Signature of Primary Representative:	Date signed:

  Commission Choice

Choose one. Once selected, this option cannot be changed. Not all options may be available. Please check with your back office.

☐ Option A             ☐ Option B             ☐ Option C

  Additional Representative(s)

	Representative Name:	National Producer Number (NPN):	Commission Percentage:

1)			%

2)			%

3)			%

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